Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-34391) of our report dated June 9, 1998 on our audits of the financial statements of the Momentum Money-Maker 401(k) Retirement Plan as of February 28, 1997 and 1996, and for the two months and year ended February 28, 1997 and December 31, 1996, respectively, which report is included in this Form 11-K.



/s/Coopers & Lybrand L.L.P.
2400 Eleven Penn Center
Philadelphia, Pennsylvania
June 29, 1998